UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
October 31, 2017
(Date of earliest event reported)

Commission file number 1-7810
Energen Corporation
(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant t Section 13(a) of the Exchange Act ☐.

Item 7.01 Regulation FD Disclosure

The Jefferson County (Alabama) Circuit Court has ruled that Corvex Management LP (“Corvex”) will not be able to call a special meeting of shareholders for the purpose of expanding the Board of Directors (“Board”) of Energen Corporation (“Energen”).

On October 31, 2017, the Court issued a declaratory judgment order affirming that Energen’s certificate of incorporation and related provisions of the laws of Alabama grant to the Energen Board the exclusive right to determine the number of directors within a range of 9 to 15 and to fill any vacancies resulting from an increase in the number of directors.

Energen is pleased that the Court has issued a declaratory judgment confirming that Corvex is not entitled to demand a special meeting of shareholders for purposes that are not permitted under Alabama law and the Company’s charter. Energen sought a declaratory judgment from the Court after Corvex stated in SEC filings that it was considering calling a special meeting for the purposes of expanding the Company’s Board and electing directors to fill the resulting vacancies. Energen’s Board and management team remain focused on the continued successful execution of the Company’s business strategy and look forward to continuing conversations with all our shareholders as we pursue our common goal of enhancing shareholder value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

Date:	October 31, 2017	By:	/s/ J. David Woodruff
J. David Woodruff
Vice President, General Counsel and Secretary of Energen Corporation

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